Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Life 360, Inc. of our report dated November 11, 2021 relating to the financial statements of Tile, Inc., which appears in Amendment No. 2 to the Registration Statement on Form 10 of Life360, Inc.

/s/ PricewaterhouseCoopers LLP

San Jose, California

November 22, 2022